LIVERAMP ANNOUNCES SECOND QUARTER RESULTS

Revenue up 9% year over year

GAAP Operating Margin of 5% and Non-GAAP Operating Margin of 20%

Operating Cash Flow of $36 million

Raises Fiscal 2024 Guidance

SAN FRANCISCO, Calif., November 8, 2023—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the fiscal 2024 first quarter ended September 30, 2023.

Q2 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $160 million, up 9%.

•Subscription revenue was $126 million, up 5%, and accounted for 79% of total revenue.

•Marketplace & Other revenue was $34 million, up 25%.

•GAAP gross profit was $119 million, up 13%. GAAP gross margin of 74% expanded by 3 percentage points. Non-GAAP gross profit was $121 million, up 9%. Non-GAAP gross margin of 75% was flat year-on-year.

•GAAP operating income was $8 million compared to a loss of $29 million. GAAP operating margin was 5% compared to negative 20%. Non-GAAP operating income was $32 million compared to $17 million. Non-GAAP operating margin of 20% expanded by 8 percentage points.

•GAAP diluted earnings per share was $0.07 and non-GAAP diluted earnings per share was $0.43.

•Net cash provided by operating activities was $36 million compared to $21 million.

•Share repurchases in the second quarter totaled approximately 490,000 shares for $15 million, bringing the fiscal first half total to 1.3 million shares for $35 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"We posted strong second quarter results, with both revenue and operating income exceeding our expectations; operating margin was a record high and operating cash flow was positive for a fifth consecutive quarter,” said LiveRamp CEO Scott Howe. “We had our best new logo quarter in two years, including the addition of multiple Fortune 500 customers, demonstrating the traction our Data Collaboration Platform has with marketers looking to more fully leverage their first-party customer data across the digital advertising ecosystem.”

P 1

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fiscal 2024 second quarter ended September 30, 2023 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q2 FY24	Q2 FY23	Q2 FY24	Q2 FY23
Subscription revenue	$126	$120	—	—
YoY change %	5%	14%
Marketplace & Other revenue	$34	$27	—	—
YoY change %	25%	25%
Total revenue	$160	$147	—	—
YoY change %	9%	16%

Gross profit	$119	$105	$121	$111
% Gross margin	74%	71%	75%	75%
YoY change, pts	3pts	(1)pts	0pts	(2)pts

Operating income (loss)	$8	$(29)	$32	$17
% Operating margin	5%	(20)%	20%	12%
YoY change, pts	25pts	(15)pts	8pts	(2)pts

Net earnings (loss)	$5	$(30)	$29	$15
Diluted earnings (loss) per share	$0.07	$(0.45)	$0.43	$0.22

Shares to calculate diluted EPS	67.9	67.1	67.9	67.6
YoY change %	1%	(1)%	—%	(3)%

Net operating cash flow	$36	$21	$—	$—
Free cash flow to equity	$—	$—	$36	$19

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•In August 2023 we were selected as a 2023 Google Cloud Partner of the Year. LiveRamp was recognized as a “Global Industry Technology Partner of the Year” for delivering embedded solutions that help customers enrich their Google Cloud environment and extend value to wherever their data lives.

•In October 2023 we announced that our identity capabilities are now natively available within AWS Entity Resolution and support additional identifier types. With this integration, marketers, publishers, tech platforms, and agencies can extend the interoperability of data in the cloud to marketing and advertising destinations using RampID.

•In August 2023 we expanded our reach in the Mar Tech space by announcing a new partnership with Sendbird, a global in-app conversations platform with over 300 million monthly active users. Joint customers of Sendbird and LiveRamp can now power personalized marketing and consumer experiences using LiveRamp's identity solutions. For the first time marketers can bring together media exposure logs and marketing technology exposure logs to build a more robust view of the customer journey.

•The Company’s globally scaled Authenticated Traffic Solution (ATS) has more than 165 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Xandr, Yahoo, Amobee, Criteo, Adobe Ad Cloud, and Roku Oneview.

•To date, over 16,000 publisher domains and over 70% of the comScore 100 publishers, have adopted ATS, including Amazon Publisher Services, Microsoft, Hearst, CafeMedia, Leaf Group, Prisma Media and Burda. Through these integrations, LiveRamp is now connected to over 92% of consumer time spent online in the US.

•We recently announced new partnerships with Epsilon, FreeWheel, and Yahoo that extend the RampID footprint and give brands greater reach to data-driven premium advertising inventory:

▪In September 2023 we announced that our connectivity solution, ATS, is now interoperable with Epsilon’s identity framework.

▪In September 2023 we announced that we are integrating RampID with FreeWheel, a leading supply-side platform for CTV publishers.

▪In October 2023 we announced an expanded partnership with Yahoo to scale advertising addressability and reach by making Yahoo’s ConnectID interoperable with RampID.

•LiveRamp ended the quarter with 99 customers whose subscription contracts exceed $1 million in annual revenue, compared to 92 in the prior year period.

•LiveRamp ended the quarter with 895 direct subscription customers, compared to 920 in the prior year period.

•Second quarter subscription net retention was 101% and platform net retention was 104%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $339 million, up 16% compared to the prior year period.
P 3

Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the third quarter of fiscal 2024, LiveRamp expects to report:

•Revenue of $165 million, an increase of 4%
•GAAP operating income of $8 million
•Non-GAAP operating income of $29 million

For fiscal 2024, LiveRamp updates its guidance and expects to report:

•Revenue of between $632 million and $637 million, an increase of between 6% and 7%
•GAAP operating income of between $8 million and $11 million
•Non-GAAP operating income of between $97 million and $100 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the data collaboration platform of choice for the world’s most innovative companies. A groundbreaking leader in consumer privacy, data ethics, and foundational identity, LiveRamp is setting the new standard for building a connected customer view with unmatched clarity and context while protecting precious brand and consumer trust. LiveRamp offers complete flexibility to collaborate wherever data lives to support the widest range of data collaboration use cases—within organizations, between brands, and across its premier global network of top-quality partners. Hundreds of global innovators, from iconic consumer brands and tech giants to banks, retailers, and healthcare leaders, turn to LiveRamp to build enduring brand and business value by deepening customer engagement and loyalty, activating new partnerships, and maximizing the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2024 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to rising interest rates,
P 4

cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; and attracting, motivating and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2023 ended March 31, 2023, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2024.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 5

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2023	2022	Variance	Variance

Revenues	$159,871	$147,099	$12,772	8.7%
Cost of revenue	41,212	42,304	(1,092)	(2.6)%
Gross profit	118,659	104,795	13,864	13.2%
% Gross margin	74.2%	71.2%

Operating expenses:
Research and development	33,733	46,139	(12,406)	(26.9)%
Sales and marketing	44,135	45,949	(1,814)	(3.9)%
General and administrative	26,009	28,718	(2,709)	(9.4)%
Gains, losses and other items, net	6,574	13,111	(6,537)	NA
Total operating expenses	110,451	133,917	(23,466)	(17.5)%

Income (loss) from operations	8,208	(29,122)	37,330	128.2%
% Margin	5.1%	(19.8)%

Total other expense, net	6,431	2,248	4,183	186.1%

Income (loss) from continuing operations before income taxes	14,639	(26,874)	$41,513	154.5%

Income tax expense	10,163	3,562	$6,601	185.3%

Net earnings (loss) from continuing operations	4,476	(30,436)	$34,912	114.7%

Earnings from discontinued operations, net of tax	387	—	$387	n/a

Net earnings (loss)	$4,863	$(30,436)	$35,299	116.0%

Basic earnings (loss) per share
Continuing operations	$0.07	$(0.45)	0.52	114.9%
Discontinued operations	0.01	—	0.01	n/a
Basic earnings (loss) per share	$0.07	$(0.45)	0.53	116.2%

Diluted earnings (loss) per share
Continuing operations	$0.07	$(0.45)	0.52	114.5%
Discontinued operations	0.01	—	0.01	n/a
Diluted earnings (loss) per share	$0.07	$(0.45)	0.53	115.8%

Basic weighted average shares	66,284	67,096
Diluted weighted average shares	67,868	67,096
Totals may not sum due to rounding.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2023	2022	Variance	Variance

Revenues	$313,940	$289,342	$24,598	8.5%
Cost of revenue	86,833	83,325	3,508	4.2%
Gross profit	227,107	206,017	21,090	10.2%
% Gross margin	72.3%	71.2%

Operating expenses:
Research and development	68,252	93,800	(25,548)	(27.2)%
Sales and marketing	89,014	97,229	(8,215)	(8.4)%
General and administrative	52,673	55,862	(3,189)	(5.7)%
Gains, losses and other items, net	6,690	13,850	(7,160)	(51.7)%
Total operating expenses	216,629	260,741	(44,112)	(16.9)%

Income (loss) from operations	10,478	(54,724)	65,202	119.1%
% Margin	3.3%	(18.9)%

Total other income, net	11,280	2,947	8,333	282.8%

Income (loss) from continuing operations before income taxes	21,758	(51,777)	73,535	142.0%

Income tax expense	18,868	5,877	12,991	221.0%

Net earnings (loss) from continuing operations	2,890	(57,654)	60,544	105.0%

Earnings from discontinued operations, net of tax	387	—	387	n/a

Net earnings (loss)	$3,277	$(57,654)	60,931	105.7%

Basic earnings (loss) per share
Continuing operations	$0.04	$(0.85)	0.89	105.1%
Discontinued operations	0.01	—	0.01	n/a
Basic earnings (loss) per share	$0.05	$(0.85)	0.90	105.8%

Diluted earnings (loss) per share
Continuing operations	$0.04	$(0.85)	0.89	105.0%
Discontinued operations	0.01	—	0.01	n/a
Diluted earnings (loss) per share	$0.05	$(0.85)	0.90	105.7%

Basic weighted average shares	66,391	67,750
Diluted weighted average shares	67,628	67,750
Totals may not sum due to rounding.
P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2023	2022	2023	2022

Income (loss) from continuing operations before income taxes	14,639	(26,874)	21,758	(51,777)
Income tax expense	10,163	3,562	18,868	5,877
Net earnings (loss) from continuing operations	4,476	(30,436)	2,890	(57,654)
Earnings from discontinued operations, net of tax	387	—	387	—
Net earnings (loss)	4,863	(30,436)	3,277	(57,654)

Earnings (loss) per share:
Basic	0.07	(0.45)	0.05	(0.85)
Diluted	0.07	(0.45)	0.05	(0.85)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	1,217	4,637	4,507	9,280
Non-cash stock compensation (cost of revenue and operating expenses)	15,735	27,293	29,027	51,518
Transformation costs (general and administrative)	—	1,250	1,875	1,250
Restructuring charges (gains, losses, and other)	6,574	13,111	6,690	13,850
Total excluded items, continuing operations	23,526	46,291	42,099	75,898

Income from continuing operations before income taxes and excluding items	38,165	19,417	63,857	24,121
Income tax expense (2)	9,036	4,557	15,203	5,794
Non-GAAP net earnings from continuing operations	29,129	14,860	48,654	18,327

Non-GAAP earnings per share from continuing operations:
Basic	0.44	0.22	0.73	0.27
Diluted	0.43	0.22	0.72	0.27

Basic weighted average shares	66,284	67,096	66,391	67,750
Diluted weighted average shares	67,868	67,568	67,628	68,384

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2023	2022	2023	2022

Income (loss) from continuing operations	$8,208	$(29,122)	$10,478	$(54,724)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	1,217	4,637	4,507	9,280
Non-cash stock compensation (cost of revenue and operating expenses)	15,735	27,293	29,027	51,518
Restructuring charges (gains, losses, and other)	6,574	13,111	6,690	13,850
Transformation costs (general and administrative)	—	1,250	1,875	1,250
Total excluded items	23,526	46,291	42,099	75,898

Income from continuing operations before excluded items	$31,734	$17,169	$52,577	$21,174

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
.

P 9

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2023	2022	2023	2022

Net earnings (loss) from continuing operations	$4,476	$(30,436)	$2,890	$(57,654)

Income tax expense	10,163	3,562	18,868	5,877

Other income	(6,431)	(2,248)	(11,280)	(2,947)

Income (loss) from operations	8,208	(29,122)	10,478	(54,724)

Depreciation and amortization	1,864	5,689	5,903	11,430

EBITDA	$10,072	$(23,433)	$16,381	$(43,294)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$15,735	$27,293	$29,027	$51,518
Restructuring charges (gains, losses, and other)	6,574	13,111	6,690	13,850
Transformation costs (general and administrative)	—	1,250	1,875	1,250

Other adjustments	22,309	41,654	37,592	66,618

Adjusted EBITDA	$32,381	$18,221	$53,973	$23,324

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2023	2023	Variance	Variance
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$492,169	$464,448	$27,721	6.0%
Short-term Investments	31,920	32,807	(887)	(2.7)%
Trade accounts receivable, net	174,703	157,379	17,324	11.0%
Refundable income taxes, net	—	28,897	(28,897)	(100.0)%
Other current assets	29,054	31,028	(1,974)	(6.4)%
Total current assets	727,846	714,559	13,287	1.9%

Property and equipment	38,221	39,393	(1,172)	(3.0)%
Less - accumulated depreciation and amortization	32,647	32,308	339	1.0%
Property and equipment, net	5,574	7,085	(1,511)	(21.3)%

Intangible assets, net	5,361	9,868	(4,507)	(45.7)%
Goodwill	360,016	363,116	(3,100)	(0.9)%
Deferred commissions, net	39,937	37,030	2,907	7.9%
Other assets, net	41,785	41,045	740	1.8%
	$1,180,519	$1,172,703	$7,816	0.7%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$79,344	$86,568	$(7,224)	(8.3)%
Accrued payroll and related expenses	35,331	33,434	1,897	5.7%
Other accrued expenses	37,133	35,736	1,397	3.9%
Deferred revenue	20,978	19,091	1,887	9.9%
Income taxes payable	13,911	—	13,911	n/a
Total current liabilities	186,697	174,829	11,868	6.8%

Other liabilities	71,964	71,798	166	0.2%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	15,473	15,399	74	0.5%
Additional paid-in capital	1,889,178	1,855,916	33,262	1.8%
Retained earnings	1,305,568	1,302,291	3,277	0.3%
Accumulated other comprehensive income	3,567	4,504	(937)	(20.8)%
Treasury stock, at cost	(2,291,928)	(2,252,034)	(39,894)	1.8%
Total stockholders' equity	921,858	926,076	(4,218)	(0.5)%

	$1,180,519	$1,172,703	$7,816	0.7%

P 11

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$4,863	$(30,436)
Earnings from discontinued operations, net of tax	(387)	—
Non-cash operating activities:
Depreciation and amortization	1,864	5,689
Gain on disposal or impairment of assets	(6)	(192)
Lease-related impairment and restructuring charges	2,315	12,225
Provision for doubtful accounts	(18)	118
Impairment of goodwill	2,875	—
Deferred income taxes	40	31
Non-cash stock compensation expense	15,735	27,293
Changes in operating assets and liabilities:
Accounts receivable, net	(1,867)	(3,716)
Deferred commissions	(2,993)	(551)
Other assets	735	4,608
Accounts payable and other liabilities	12,340	5,080
Income taxes	6,463	(618)
Deferred revenue	(6,195)	1,844
Net cash provided by operating activities	35,764	21,375
Cash flows from investing activities:
Capital expenditures	(200)	(2,673)
Proceeds from sale of strategic investment	—	400
Purchases of investments	(24,385)	—
Proceeds from sales of investments	25,750	—
Purchases of strategic investments	(500)	—
Net cash provided by (used in) investing activities	665	(2,273)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	2	2
Shares repurchased for tax withholdings upon vesting of stock-based awards	(677)	(708)
Acquisition of treasury stock	(15,122)	(40,038)
Net cash used in financing activities	(15,797)	(40,744)
P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2023	2022
Cash flows from discontinued operations:
From operating activities	387	—
Net cash provided by discontinued operations	387	—
Effect of exchange rate changes on cash	377	(1,010)

Net change in cash and cash equivalents	21,396	(22,652)
Cash and cash equivalents at beginning of period	470,773	508,254
Cash and cash equivalents at end of period	$492,169	$485,602

Supplemental cash flow information:
Cash paid for income taxes, net - continuing operations	$3,514	$4,157
Cash (received) for income taxes, net - discontinued operations	(595)	—
Cash paid for operating lease liabilities	2,689	1,105
Operating lease assets obtained in exchange for operating lease liabilities	1,112	—
Operating lease assets, and related lease liabilities, relinquished in lease terminations	—	(6,781)
Purchases of property, plant and equipment remaining unpaid at period end	211	187

P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$3,277	$(57,654)
Earnings from discontinued operations, net of tax	(387)	—
Non-cash operating activities:
Depreciation and amortization	5,903	11,430
Loss (gain) on disposal or impairment of assets	273	(197)
Lease-related impairment and restructuring charges	2,344	12,225
Provision for doubtful accounts	(237)	1,115
Impairment of goodwill	2,875	—
Deferred income taxes	87	218
Non-cash stock compensation expense	29,027	51,518
Changes in operating assets and liabilities:
Accounts receivable, net	(16,258)	(11,449)
Deferred commissions	(2,907)	(920)
Other assets	5,743	8,960
Accounts payable and other liabilities	(12,885)	(29,477)
Income taxes	43,699	1,513
Deferred revenue	903	724
Net cash provided by (used in) operating activities	61,457	(11,994)
Cash flows from investing activities:
Capital expenditures	(253)	(4,414)
Proceeds from sale of strategic investment	—	400
Purchases of investments	(24,385)	—
Proceeds from sales of investments	25,750	—
Purchases of strategic investments	(1,000)	—
Net cash provided by (used in) investing activities	112	(4,014)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	5,575	4,591
Shares repurchased for tax withholdings upon vesting of stock-based awards	(4,569)	(1,290)
Acquisition of treasury stock	(35,325)	(100,091)
Net cash used in financing activities	(34,319)	(96,790)
P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2023	2022

Cash flows from discontinued operations:
From operating activities	387	—
Net cash provided by discontinued operations	387	—
Effect of exchange rate changes on cash	84	(1,762)

Net change in cash and cash equivalents	27,721	(114,560)
Cash and cash equivalents at beginning of period	464,448	600,162
Cash and cash equivalents at end of period	$492,169	$485,602

Supplemental cash flow information:
Cash paid (received) for income taxes, net - continuing operations	$(25,139)	$4,161
Cash (received) for income taxes - discontinued operations	(595)	—
Cash paid for operating lease liabilities	5,148	3,261
Operating lease assets obtained in exchange for operating lease liabilities	11,677	—
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(4,486)	(6,781)
Purchases of property, plant and equipment remaining unpaid at period end	211	187
P 15

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	FY2024

Net Cash Provided by (Used in) Operating Activities	$(33,369)	$21,375	$15,770	$30,665	$34,441	$25,693	$35,764	$61,457

Less:
Capital expenditures	(1,741)	(2,673)	(179)	(103)	(4,696)	(53)	(200)	(253)

Free Cash Flow to Equity	$(35,110)	$18,702	$15,591	$30,562	$29,745	$25,640	$35,564	$61,204

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 16

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									FY24 to FY23
	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	FY2024	%	$

Revenues	$142,243	$147,099	$158,615	$148,626	$596,583	$154,069	$159,871	$313,940	8.7%	$12,772
Cost of revenue	41,021	42,304	43,287	43,472	170,084	45,621	41,212	86,833	(2.6)%	(1,092)
Gross profit	101,222	104,795	115,328	105,154	426,499	108,448	118,659	227,107	13.2%	13,864
% Gross margin	71.2%	71.2%	72.7%	70.8%	71.5%	70.4%	74.2%	72.3%

Operating expenses
Research and development	47,661	46,139	43,175	52,220	189,195	34,519	33,733	68,252	(26.9)%	(12,406)
Sales and marketing	51,280	45,949	47,702	57,506	202,437	44,879	44,135	89,014	(3.9)%	(1,814)
General and administrative	27,144	28,718	36,657	32,832	125,351	26,664	26,009	52,673	(9.4)%	(2,709)
Gains, losses and other items, net	739	13,111	11,743	9,723	35,316	116	6,574	6,690	(49.9)%	(6,537)
Total operating expenses	126,824	133,917	139,277	152,281	552,299	106,178	110,451	216,629	(17.5)%	(23,466)

Income (loss) from operations	(25,602)	(29,122)	(23,949)	(47,127)	(125,800)	2,270	8,208	10,478	128.2%	37,330
% Margin	(18.0)%	(19.8)%	(15.1)%	(31.7)%	(21.1)%	1.5%	5.1%	3.3%

Total other income (expense), net	699	2,248	(736)	4,735	6,946	4,849	6,431	11,280	186.1%	4,183

Income (loss) from continuing operations before income taxes	(24,903)	(26,874)	(24,685)	(42,392)	(118,854)	7,119	14,639	21,758	154.5%	41,513
Income taxes expense (benefit)	2,315	3,562	5,835	(6,460)	5,252	8,705	10,163	18,868	185.3%	6,601
Net loss from continuing operations	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(1,586)	4,476	2,890	114.7%	$34,912

P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									FY24 to FY23
	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	FY2024	%	$

Earnings from discontinued operations, net of tax	—	—	836	4,568	5,404	—	387	387	n/a	$387

Net loss	$(27,218)	$(30,436)	$(29,684)	$(31,364)	$(118,702)	$(1,586)	$4,863	$3,277	116.0%	$35,299

Diluted loss per share	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.05	115.8%	$0.53

Some earnings (loss) per share amounts may not add due to rounding.

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	FY2024
Expenses:
Cost of revenue	$41,021	$42,304	$43,287	$43,472	$170,084	$45,621	$41,212	$86,833
Research and development	47,661	46,139	43,175	52,220	189,195	34,519	33,733	68,252
Sales and marketing	51,280	45,949	47,702	57,506	202,437	44,879	44,135	89,014
General and administrative	27,144	28,718	36,657	32,832	125,351	26,664	26,009	52,673
Gains, losses and other items, net	739	13,111	11,743	9,723	35,316	116	6,574	6,690

Gross profit:	101,222	104,795	115,328	105,154	426,499	108,448	118,659	227,107
% Gross margin	71.2%	71.2%	72.7%	70.8%	71.5%	70.4%	74.2%	72.3%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,637	4,209	3,336	16,825	3,290	1,217	4,507
Non-cash stock compensation (cost of revenue)	1,163	1,293	1,208	2,653	6,317	629	629	1,258
Non-cash stock compensation (research and development)	11,656	12,360	10,654	20,737	55,407	5,077	5,293	10,370
Non-cash stock compensation (sales and marketing)	5,884	6,116	5,871	11,558	29,429	3,736	4,786	8,522
Non-cash stock compensation (general and administrative)	5,522	7,524	11,891	9,710	34,647	3,850	5,027	8,877
Restructuring charges (gains, losses, and other)	739	13,111	11,743	9,723	35,316	116	6,574	6,690
Transformation costs (general and administrative)	—	1,250	4,112	3,663	9,025	1,875	—	1,875
Total excluded items	$29,607	$46,291	$49,688	$61,380	$186,966	$18,573	$23,526	$42,099

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023
Expenses, excluding items:
Cost of revenue	$35,215	$36,374	$37,870	$37,483	$146,942	$41,702	$39,366	$81,068
Research and development	36,005	33,779	32,521	31,483	133,788	29,442	28,440	57,882
Sales and marketing	45,396	39,833	41,831	45,948	173,008	41,143	39,349	80,492
General and administrative	21,622	19,944	20,654	19,459	81,679	20,939	20,982	41,921

Gross profit, excluding items:	$107,028	$110,725	$120,745	$111,143	$449,641	$112,367	$120,505	$232,872
% Gross margin	75.2%	75.3%	76.1%	74.8%	75.4%	72.9%	75.4%	74.2%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	FY2024

Income (loss) from continuing operations before income taxes	$(24,903)	$(26,874)	$(24,685)	$(42,392)	$(118,854)	$7,119	14,639	21,758
Income taxes expense (benefit)	2,315	3,562	5,835	(6,460)	5,252	8,705	10,163	18,868
Net earnings (loss) from continuing operations	(27,218)	(30,436)	(30,520)	(35,932)	(124,106)	(1,586)	4,476	2,890

Earnings from discontinued operations, net of tax	—	—	836	4,568	5,404	—	387	387

Net earnings (loss)	(27,218)	(30,436)	(29,684)	(31,364)	(118,702)	(1,586)	4,863	3,277

Earnings (loss) per share:
Basic	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.05
Diluted	$(0.40)	$(0.45)	$(0.46)	$(0.48)	$(1.79)	$(0.02)	0.07	0.05

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,643	4,637	4,209	3,336	16,825	3,290	1,217	4,507
Non-cash stock compensation (cost of revenue and operating expenses)	24,225	27,293	29,624	44,658	125,800	13,292	15,735	29,027
Restructuring and merger charges (gains, losses, and other)	739	13,111	11,743	9,723	35,316	116	6,574	6,690
Transformation costs (general and administrative)	—	1,250	4,112	3,663	9,025	1,875	—	1,875
Total excluded items	$29,607	$46,291	$49,688	$61,380	$186,966	$18,573	$23,526	$42,099

Income from continuing operations before income taxes and excluding items	$4,704	$19,417	$25,003	$18,988	$68,112	$25,692	$38,165	$63,857
Income taxes expense (benefit)	1,237	4,557	6,468	(2,141)	10,121	6,167	9,036	15,203
Non-GAAP net earnings from continuing operations	$3,467	$14,860	$18,535	$21,129	$57,991	$19,525	$29,129	$48,654

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2022	9/30/2022	12/31/2022	3/31/2023	FY2023	6/30/2023	9/30/2023	FY2024

Non-GAAP earnings per share from continuing operations:
Basic	$0.05	$0.22	$0.29	$0.32	$0.87	$0.29	$0.44	$0.73
Diluted	$0.05	$0.22	$0.28	$0.32	$0.86	$0.29	$0.43	$0.72

Basic weighted average shares	68,403	67,096	64,784	65,126	66,352	66,497	66,284	66,391
Diluted weighted average shares	69,195	67,568	65,356	66,268	67,097	67,388	67,868	67,628

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	December 31, 2023	March 31, 2024

		Low	High

GAAP income from operations	$8,000	$8,000	$11,000

Excluded items:
Purchased intangible asset amortization	1,000	7,000	7,000
Non-cash stock compensation	18,000	69,000	69,000
Restructuring costs	2,000	11,000	11,000
Transformation costs	—	2,000	2,000
Total excluded items	21,000	89,000	89,000

Non-GAAP income from operations	$29,000	$97,000	$100,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 23

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2024
FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our
P 24

business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 25